Staley, Okada & Partners
CHARTERED ACCOUNTANTS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We have reviewed the Form 10-KSB dated February 2, 2007, filed by Lexaria Corp. (the "Company") with the Securities and Exchange Commission. We consent to the use of our audit report dated January 25, 2006 for the period ended October 31, 2005 included therein and to the reference to our firm in this registration statement on Form 10-KSB.

"Staley, Okada & Partners"

Vancouver BC
February 2, 2007

STALEY, OKADA & PARTNERS
Chartered Accountants